                         SUBLEASE AND ACCESS AGREEMENT

   This Sublease and Access Agreement ("Sublease") is made and entered into this 12 day of August, 1996, by and between Campbell Wells, Ltd., a Delaware limited partnership, Inc. ("Sublessor"), and Newpark Resources, Inc. ("Sublessee"), with reference to the following facts:

    A. Concurrently with the execution and delivery of this Sublease, pursuant to an Asset Purchase and Lease Agreement (the "Purchase Agreement") dated June 5, 1996, by and among (i) Sanifill, Inc., a Delaware corporation ("Sanifill") of which Sublessor is an indirect wholly owned subsidiary, Sublessor, NOW Disposal Holding Co., a Delaware corporation and an indirect wholly-owned subsidiary of Sanifill ("Holdco"), and (ii) Sublessor, Sublessee has purchased from Holdco all of the equity interests in NOW Disposal Operating Co., a Delaware corporation ("Disposeco"), and has purchased or is leasing from Sublessor the Included Assets (as that term is defined in the Purchase Agreement) used in the Acquired Business (as that term is defined in the Purchase Agreement). Sublessee may assign its rights and delegate its duties under this Sublease to a wholly-owned subsidiary ("Subsidiary"), provided that no such assignment of rights or delegation of duties shall relieve Sublessee of its obligations under this Sublease. If such assignment is made, references to Sublessee in this Sublease shall be deemed to refer to Subsidiary, or to Sublessee and Subsidiary, as appropriate.

    B. Concurrently with the execution and delivery of this Sublease, Sublessee has guaranteed the obligations of Disposeco under the NOW Disposal Agreement (the "Disposal Agreement") dated June 4, 1996, among Disposeco, Sanifill and Sublessor.

    C. Sublessor is the lessee under a lease agreement dated October 13, 1987 pursuant to which George Williams, Inc. ("Lessor") leased to Sublessor's subsidiary, assignor, Land Treatment Systems, Inc. ("LTS"), certain immovable property comprising 400 acres, more or less, including all buildings thereon and improvements thereto, which property is located in the Parish of St. Mary, State of Louisiana and is described more particularly in Exhibit "A" hereto ("Prime Premises"). The lease was amended by an amendment to lease agreement by and between Lessor and LTS dated March 25, 1991 (hereinafter the lease agreement, as amended, the "Prime Lease"). A copy of the Prime Lease is attached as Exhibit "B" hereto.

    C. This Sublease sets forth the terms and conditions on which Sublessee is subleasing from Sublessor the portion (and no other portion) (the "Dock") of the Prime Premises described in Exhibit "C" attached hereto. The Dock is part of the Included Assets and constitutes one of the Landfarm Docks referred to in Paragraph 13.1 of the Purchase Agreement.

   NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows:

   1. SUBLEASE OF DOCK.

      Sublessor hereby subleases the Dock to Sublessee, and Sublessee hereby subleases the Dock from Sublessor, on the terms and conditions set forth in this Sublease. Subject to the terms of this Sublease and Section 14 of the Prime Lease, Sublessor hereby guarantees to Sublessee the quiet enjoyment and peaceable possession of the Dock for the entire term of this Sublease. Without limiting the generality of the foregoing, Sublessor covenants that, except for its rights under Section 14 of the Prime Lease, it will not cause, suffer or permit the Prime Lease to be terminated prior to the Termination Date, as defined herein. Before exercising the right to terminate the Prime Lease under Section 14 thereof, Sublessor will consult with Sublessee, and, if Sublessee reasonably asserts that such termination would have a material adverse effect on its business, the parties will attempt in good faith to reach agreement on suitable compensation to Sublessee for its damages, including any consequential damages, resulting from such termination.

   2. WARRANTY BY SUBLESSOR.

      Sublessor hereby warrants and represents to Sublessee that Sublessor is the lawful successor or assignee of LTS, the original Lessee under the Prime Lease, that the Prime Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the term hereof will not be, in default or breach of any of the provisions of the Prime Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default of breach of any of the provisions of the Prime Lease.

   3.  TERM.

       The term of this Sublease commences on the date hereof ("Commencement Date") and shall continue for a period of twenty-five (25) years, i.e., until August 12, 2021 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Sublessor shall exercise all options available to extend or renew the Prime Lease to and including the Termination Date (or, if applicable, shall take no action to prevent the automatic exercise or extension of any option(s) under the Prime Lease) to ensure that the Prime Lease shall extend through and including the Termination Date. The foregoing notwithstanding, (a) Sublessee (but not Sublessor) shall have the right to terminate this Sublease at any time upon not less than ten days' written notice to Sublessor, and (b) this Sublease shall terminate automatically upon termination of the Disposal Agreement.

   4.  RENT.

       All rental for the Dock for the entirety of the term of this Sublease, to and including the Termination Date, is included in the Purchase Price, as that term is defined in the Purchase Agreement, that has been paid by Sublessee, the receipt and sufficiency of which are hereby expressly acknowledged by Sublessor. The Purchase Price paid by Sublessee further includes payment in full, for the entire term of this Sublease, of all other amounts payable by Sublessor under the Prime Lease due on account of the Prime Premises, whether characterized in the Prime Lease as additional rental or otherwise.

     5.   ACCESS TO DOCK.

          The execution of this Sublease notwithstanding, Sublessor shall have the right of access to the Dock and, in cooperation with Sublessee, shall have the right to operate the Dock, in each case solely for the purpose of performing their obligations under the Disposal Agreement. Subject to the terms of the Disposal Agreement, Sublessor shall pay all costs and expenses of operating the Dock in connection with the Disposal Agreement. The parties shall indemnify and hold harmless each other with respect to obligations arising in connection with the operation of the Dock to the extent and in the manner provided in Article IX of the Disposal Agreement. If, at any time, Sublessor permanently ceases to use the Prime Premises for disposal of waste in connection with the Disposal Agreement, this right of access shall terminate.


     6.   MAINTENANCE AND OPERATING EXPENSES.

          To the extent the Prime Lease requires Sublessor to pay or reimburse Lessor for any of the costs and expenses incurred in the repair, maintenance or upkeep (including but not limited to taxes, utilities, and insurance) of the Dock, Sublessor shall pay all such costs and expenses in further consideration of its receipt of the Purchase Price. Without limiting and generality of the foregoing, Sublessor shall pay all costs and expenses relating to the repair, maintenance, upkeep and insuring of any improvements on the Dock, when such improvements are erected by Sublessor, as required by
Section 8 of the Prime Lease. Sublessee shall pay all costs and expenses relating to the repair, maintenance, upkeep and insuring of any improvements on the Dock, when such improvements are erected by Sublessee, as required by
Section 8 of the Prime Lease. Sublessee shall obtain the written consent of Sublessor prior to erecting any improvements on the Dock.

     7.   USE OF DOCK.

          Sublessee may use the Dock for any lawful purpose permitted under the Prime lease.

     8.   ASSIGNMENT AND SUBLETTING.

          Sublessee may assign this Sublease or further sublet or assign all or any part of the Dock without Sublessor's prior written consent, and Sublessor may assign this Sublease without Sublessee's prior written consent; provided, however, that no such subleasing or assignment shall relieve Sublessor or Sublessee of any of its obligations hereunder.

     9.   OTHER PROVISIONS OF SUBLEASE.

          All applicable terms and conditions of the Prime Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Dock the Prime Premises, except for Sections 8, 10, 11 and 13 thereof, which shall not be binding on Sublessee. Upon the reasonable request of Sublessee, Sublessor shall use commercially reasonable efforts to attempt to cause Lessor to perform its obligations under the Prime Lease for the benefit of Sublessee. If the Prime Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that if the Prime Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Prime Lease, then the defaulting party shall be liable to the non-defaulting party for all damage suffered as a result of such termination, including consequential damages but excluding punitive damages.

     10.    DISPUTE RESOLUTION.

            10.1 NEGOTIATION OF DISPUTES. In the event of any dispute or disagreement arising out of or relating to the implementation and performance of this Sublease, the parties agree to attempt to resolve such dispute in good faith. Should a resolution of such dispute not be obtained within 15 days after the origination of the dispute, either party may submit the dispute to arbitration in accordance with the provisions of this Paragraph 10 by written notice to the other party.

            10.2 GENERAL ARBITRATION. Any claim, dispute or controversy arising out of or relating to this Sublease or the breach thereof not settled in accordance with the provisions of Section 10.1 shall be submitted to binding arbitration by the American Arbitration Association (the "AAA") for arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the AAA then in effect. There shall be three arbitrators, with each party selecting one. The third arbitrator shall be selected by the two party-selected arbitrators and shall be the chairperson of the panel. The party requesting arbitration shall name its arbitrator in the demand for arbitration and the other party shall name its arbitrator within 30 days after receipt of the arbitration demand. The third arbitrator shall be named within 30 days after the appointment of the second arbitrator. The AAA shall be empowered to appoint any arbitrator not named in accordance with the procedure set forth herein. The decision of the arbitrators shall be final and binding upon the parties without the right to appeal to the courts. The award rendered in arbitration shall be final and judgment thereon may be entered by any court having jurisdiction thereof. The costs and expenses of the arbitration (including reasonable attorney's fees) will be borne by the losing party, unless the arbitrators determine that it would be manifestly unfair to honor this provision and determine a different allocation of costs.

            10.3 APPLICABLE LAW AND ARBITRATION ACT. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including, without limitation, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses as to arbitrability, and the rules governing the conduct of the arbitrations, shall be governed by and construed pursuant to the United States Arbitration Act. In deciding the substance of any such claim, dispute or disagreement, the arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the arbitrators shall have no authority to award punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover punitive damages in connection with any such claims, disputes or disagreements.

            10.4 CONTINUATION OF PERFORMANCE. In the event of a dispute arising under this Sublease, the parties shall continue performance of their respective obligations hereunder pending resolution of the dispute.

     11.    NOTICES.

            All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be given in writing and delivered in person or sent by overnight delivery service or United States Mail, postage prepaid, addressed to the Sublessee at the Dock, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be given in writing and delivered in person or sent by overnight delivery service or United States Mail, postage prepaid, addressed to the Sublessor at the address, set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

      To Sublessor at:     Campbell Wells, Ltd.
                           2014 West Pinhook Road, Suite 900
                           Lafayette, LA 70508
                           Attention: W. Gregory Orr, President

                           Telephone:  (318) 266-7966
                           Telefax:    (318) 266-7922

      with a copy to:      Louise A. Shearer
                           Baker & Botts LLP
                           One Shell Plaza
                           910 Louisiana
                           Houston, TX 77002-4995

     To Sublessee at:      Newpark Resources, Inc.
                           Lakeway Center
                           3850 N. Causeway, Suite 1770
                           Metairie, LA 70002
                           Attention: James D. Cole, President

                           Telephone: (504) 838-8222
                           Telefax:   (504) 833-9506

     12.    MISCELLANEOUS.

            12.1 BINDING EFFECT. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     12.2 COUNTERPARTS. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.3 HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Sublease and shall not be used in construing it.

     12.4 AMENDMENTS; WAIVERS. No provision or term of this Sublease or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged. No waiver of any of the provisions of this Sublease shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure of a party to insist on strict compliance with any of the terms and conditions of this Sublease shall not be deemed a waiver of any such terms and conditions.

     12.5 ENTIRE AGREEMENT. This Sublease, the Purchase Agreement and the Disposal Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF the parties have executed and delivered this Sublease as of the date first set forth above.

                                          SUBLESSOR:

                                          CAMPBELL WELLS, LTD.

                                          By SANIFILL GP HOLDING CO., INC., its
                                          General Partner

                                          By:       /s/ MICHAEL W. HARLAN
                                              ---------------------------------

                                          SUBLESSEE:

                                          NEWPARK RESOURCES, INC.

                                          By:       /s/ JAMES D. COLE
                                              ---------------------------------
                                                   James D. Cole, President

                               EXHIBIT A


ALL THAT CERTAIN PIECE OR PARCEL OF LAND, together with all the buildings and improvements thereon, all rights, ways, means, privileges, servitudes, prescriptions, appurtenances and advantages thereunto belonging or in anywise appertaining thereto, and being that certain tract of land known as the upper portion of Bateman Island situated in the junction of Bayou Shaffer, Boeuf and Berwick Bay or Atchafalaya River; bounded West by Bayou Shaffer and in the rear by swamp, and being that plantation commonly known as Bateman Island, and estimated to contain 400 acres, more or less, comprising all of
Section 16, Township 16 South, Range 12 East (SELF). Bounded on the south by the third pipeline, all as per survey.

The above property is situated in St. Mary Parish, Louisiana.

                                EXHIBIT B

                                           OCTOBER 19, 1987

LEASE AGREEMENT                          UNITED STATES OF AMERICA
BY: GEORGE WILLIAMS, INC.                STATE OF LOUISIANA
TO: LAND TREATMENT SYSTEMS, INC.         PARISH OF ST. MARY

     THIS CONTRACT OF LEASE, made and entered into by and between:

     GEORGE WILLIAMS, INC., a Louisiana corporation, domiciled in St. Mary Parish, Louisiana, herein represented by and appearing through MILDRED WILLIAMS SILER, its President and GEORGE A. WILLIAMS, JR., its Vice-President, pursuant to the resolution attached hereto and made part hereof, whose mailing address is (for purposes of any payments and notices required hereunder) P.O. Box 293, Morgan City, St. Mary Parish, Louisiana 76380, hereinafter referred to as "LESSOR", and LAND TREATMENT SYSTEMS, INC., a Louisiana Corporation, herein represented by John M. Egle, its President, by virtue of a Resolution of the Board of Directors attached hereto, which mailing address is Route 8, Box 35, Covington, Louisiana 76433, hereinafter referred to as "LESSEE";

     WITNESSETH:

                               1.

     The LESSOR does by these presents lease unto LESSEE, who does by these presents lease from the LESSOR, for the terms, considerations and subject to all the conditions and stipulations hereinafter set forth, the following described property ("leased premises" or "premises"), to-wit:

     ALL THAT CERTAIN PIECE OF PARCEL OF LAND, together with all the buildings and improvements thereon, all rights, ways, means, privileges, servitudes, prescriptions, appurtenances and advantages thereunto belonging or in anywise appertaining thereto, and being that certain tract of land known as the upper portion of Bateman Island situated in the junction of Bayou Shaffer, Boeuf and Berwick Bay or Atchafalaya River; bounded West by Bayou Shaffer and in the rear by swamp, and being that plantation commonly know as Bateman Island, and estimated to contain 400 acres, more or less, comprising all of Section 16, Township 16 South, Range 12 East (SELD). Bounded on the south by the ???? pipeline, all as per survey.

     The above property is situated in St. Mary Parish, Louisiana.

     LESS AND EXCEPT:

     A small tract situated in the Southwest Corner of said Section owned or claimed by Estate of James Malcolm.

All as per survey by S.E. EVEY & COMPANY, dated April, 1964, the leased premises shaded in "red" on attached survey attached hereto and made a part hereof.

                                  2.

     LESSOR acknowledges that LESSEE intends to use all or a portion of the tract herein leased premises as a non-hazardous waste treatment facility, hereinafter a "Land Farm". Further, as part of its operation, LESSEE intends to receive for treatment, oilfield wastes that presently are classified as "non-hazardous" by State and Federal regulatory agencies. In the event said agencies or any governmental or legislative body should reclassify said oilfield waste to a "hazardous" classification, such amendment or reclassification shall not serve as a basis for cancellation of this lease by LESSOR. LESSEE acknowledges that it has examined the leased premises, and is satisfied with same and agrees that the premises are satisfactory for the purposes intended. Notwithstanding any other provisions of this lease, LESSEE's sole responsibility to LESSOR at the termination of this lease is to execute a closure plan in compliance with the rules and regulations now in effect.

     Further, LESSOR acknowledges that because of the nature of the activities to be conducted by LESSEE on the leased premises as aforementioned and notwithstanding the fact that LESSEE has executed the closure plan required by its lease, if all or some portion of the leased premises may be unsuitable for some purposes, LESSOR agrees that it will not be entitled to any damages from LESSEE as a result thereof.

                                 3.

     This lease is made and entered into a primary term ("primary term") of three (3) years commencing on the 30th day of September, 1987 and terminating on the 29th day of September 1990.

                                 4.

     This lease is made for and in consideration of the covenants herein contained and rental payments as follows:

     (A) an annual rental to be paid by LESSEE to LESSOR during the primary term and any extensions or renewals thereof of TWO THOUSAND FOUR HUNDRED DOLLARS AND NO/100 ($2,400.00) per annum due on the 30th day of October of each year;

     (B) a monthly rental of FORTY AND NO/100 ($40.00) DOLLARS per month per acre, due and payable on the 1st day of each month commencing October 1, 1987 and continuing on the 1st day of each month thereafter. The rental per acre shall be calculated based on acreage used in the non-hazardous waste treatment facility located on the leased premises. The acreage shall be certified correct as per survey by Paragon Engineers, Inc., Howda, Louisiana, or another surveyor selected by LESSOR and LESSEE. LESSOR and LESSEE agree that there are sixty (60) acres used in the non-hazardous waste treatment facility at the commencement of this lease. Either LESSOR or LESSEE, at any time during this lease or any extensions or renewals thereof, may obtain a survey of the amount of acreage actually used in the non-hazardous waste treatment facility operation in order to show an increase or decrease of acreage used by the LESSEE, and the rent shall be adjusted in the next following rental payment due following the date of certification by the surveyor.

     The phrase "used in the non-hazardous waste treatment facility" described in this subsection shall mean the acreage permitted for non-hazardous waste disposal by the State of Louisiana and actively holding or available for receipt of non-hazardous waste product in the land farm operation.

     The rent payable by LESSEE to LESSOR under this subsection during the primary term and any option periods exercised shall be as follows:

 BEG        END      YEAR                      RENTAL DUE
 ---        ---      ----                      ----------

10/87      9/88      1st                       $  40.00 per acre/per month
                     2nd                          50.00 per acre/per month
           9/90      3rd                          55.00 per acre/per month
10/90     10/91      4th) 1st option period       60.00 per acre/per month
             92      5th)                         60.00 per acre/per month
             93      6th)                         60.00 per acre/per month
10/93                7th) 2nd option period       65.00 per acre/per month
             95      8th)                         65.00 per acre/per month
             96      9th)                         65.00 per acre/per month
10/96               10th) 3rd option period       70.00 per acre/per month
             98     11th)                         70.00 per acre/per month
             99     12th)                         70.00 per acre/per month
10/99        00     13th) 4th option period       75.00 per acre/per month
             01     14th)                         75.00 per acre/per month
             02     15th)                         75.00 per acre/per month


     (C) FORTY-FIVE DOLLARS AND NO/100 ($45.00) per month, due and payable on the 1st day of each month commencing October 1, 1987 and continuing on the 1st day of each month thereafter, which is designated as rental for the structure located on the leased premises and used as an office for the non-hazardous waste operation on the leased premises.

     All of the rental payments provided in this lease shall be made in the name of "GEORGE WILLIAMS, INC." and paid in such name at P. O. Box 293, Morgan City, St. Mary Parish, Louisiana 70380, unless LESSEE is notified in writing of a change of address.

                                       5.

     At the expiration of the primary term of this lease, LESSEE shall have the prior right and option to extend this lease for four (4) consecutive three (3) year terms. The options shall be automatically exercised by LESSEE and it shall be bound by the terms for each of the three (3) year option periods unless LESSEE notifies LESSOR in writing that it does not intend to exercise the option as provided below. The rentals due during the option periods are in accordance with Section 4(a) hereinabove.

     LESSEE shall be conclusively presumed to have automatically accepted the right of option next exercisable unless LESSEE notifies LESSOR of LESSEE'S rejection to the next option and hence termination of the lease at the conclusion of the then current term which notice shall be mailed to LESSOR at its address as provided herein (or at such other place as LESSOR may designate in writing) through the United States Mail either registered or certified, not later than thirty
(30) days prior to the expiration of the primary term of this lease for exercising the first option and thirty (30) days prior to the expiration of the then current term of this lease in the case of all other options, with a copy of the letter of said rejection of the right of option to be recorded (if requested by LESSOR) in the Conveyance Records of St. Mary Parish, Louisiana. The option(s) granted herein shall be void if thirty (30) days prior to the expiration of the then current lease term, LESSEE (i) is in default after notice of same from LESSOR as provided in this lease or (ii) in fact does not properly exercise the previous option(s) granted it herein.

                                       6.

     The leased premises may be used for any lawful purposes, but not for any unlawful purpose(s), or purposes which do not conform with or abide by the zoning regulations and/or other regulations (including environmental protection, clean water, Corps of Engineers) or ordinances, statutes and laws of the Parish, State of other governmental agencies in which the premises are located or to which it is now or in the future subjected. The premises may be sublet or assigned in whole or in part by the LESSEE without LESSOR's prior written consent except that the premises may not be sublet or assigned for any purposes prohibited by this lease and any such subletting or assignment shall not release the LESSEE from its obligations hereunder and shall further be construed as a promise of the part of any such sub-lessee(s) or assignee to assume to be bound by all of the obligations of LESSEE hereunder. LESSOR reserves the right to inspect the leased premises at reasonable times.

                                       7.

     It is understood and agreed that LESSEE shall have the right to construct or erect buildings, paving, lay utility lines and other improvements on the leased premises, as it desires provided that same are so constructed or erected at LESSEE'S sole cost and expense after obtaining the proper permits and approvals free the necessary governmental agencies. LESSEE shall not subject the leased premises to any liens for such construction or erection and if any be filed, whether meritorious or not, LESSEE shall promptly have same extinguished or bonded out. All buildings, erections and/or improvements (including any wharves, docks or excavation permitted herein) shall conform to and have the proper permits for all buildings, zoning and/or other laws, regulations or ordinance of the parish and state wherein the leased premises are located, including Corps of Engineers, environmental protection, clean water, State of Louisiana and other such agencies and/or governmental entities. It is further agreed and understood that there shall be no diggings or excavations of the surface of the premises within seventy-five feet (75') of the water line of Zayou Boeuf, except as required for bulkheading and the laying of utility-type lines.

     LESSEE also has the right to bulkhead that portion of the leased premises fronting on Bayou Boeuf and to construct levees on the leased premises. Any dirt removed by excavation must remain on the leased premises but and be used for the construction of levees thereon or for other purposes having to do with operations of LESSEE'S business on the leased premises. In the event that any native dirt obtained by excavation is removed from the leased premises (which removal requires the affirmative prior written approval of LESSOR) LESSOR shall be paid by LESSEE one-half (1/2) of the income from the sale of such dirt after deducting LESSEE'S cost of removing same. Any reusable material generated from the land treatment system may be sold by the LESSEE without any obligation to the LESSOR.

     LESSEE shall have the right to encumber its right to use and occupy the leased premises, including any buildings and improvements which may be placed upon the premises by LESSEE, by a leasehold mortgage as security for any bona fide debt. If required by a lender, LESSOR shall promptly consent in writing to the LESSEE'S mortgaging its leasehold interest in the leased premises as created by this lease contract, and, if further required by the lender, LESSOR shall subordinate its lessor's lien to the mortgage or security taken by any lender including any movables of LESSEE or others which may be described in said mortgage; however, the requirements of this paragraph shall in no manner be construed to be a mortgage or other lien created against LESSOR'S ownership of the leased premises or rights thereto (except the notice provisions hereinafter provided and the subordination of LESSOR'S lien as described herein).

     LESSOR will additionally, upon written request, setting forth the name and address of the person to be so notified, given notice to any mortgagee, sub-lessee or assignee of this leasehold of any default by LESSEE in the performance of LESSEE'S obligations under this lease. Any mortgagee, sub-lessee or assignee shall have the privilege of complying with the terms of this lease in order to protect itself against such default, and such compliance shall have the same effect as if performance had been by LESSEE. Any mortgagee, sub-lessee or assignee shall be entitled to the same grace periods prescribed in this lease, and LESSOR will take no action prejudicial to the interest of any mortgagee, sub-lessee or assignee unless each such person shall have been given the notice hereby required and shall have failed to cure such default within the time limit set forth in this lease.

                                       6.

     Any and all repairs, maintenance and upkeep of and to the leased premises shall be assumed and undertaken by the LESSEE at its sole cost and expense; this shall include the LESSEE'S assuming all repairs and maintenance of any and all improvements placed on the premises by LESSEE, all paving, utilities, grounds, excavations and surface conditions of the leased premises. LESSEE shall maintain the leased premises and any improvements constructed thereon in good condition at its own cost and expense and deliver the same to the LESSOR at the termination of the lease and execution of the closure plan as provided in Section 2 above. Prior to LESSEE vacating the leased premises, any excavation for pits or otherwise shall be filled by LESSEE with dirt or reusable material.

     If for any reason any local, state or federal governmental agency or entity prohibits LESSEE from (1) engaging in its waste treatment operations permitted by LESSOR under the terms of this lease for a period of over three (3) months and LESSEE has made a good faith effort to correct the deficiencies which gave rise to the prohibition of LESSEE'S operation by said governmental agency, or
(ii) revises the rules applicable to operation of such business and thereby make such operations significantly more expensive, then on giving three (3) months notice to LESSOR, LESSEE may cancel this lease with no further liability except that it shall have the obligation to meet all the conditions, including the payment of rental, to the LESSOR until such cancellation and further LESSEE shall be required to fill the land as provided in the above paragraph.

                                       9.

     LESSEE is hereby granted the privilege of erecting a sign in good taste on the herein leased premises provided that such sign shall advertise LESSEE'S business only and no revenue producing advertising shall be erected on the demised premises.

                                       10.

     LESSEE will indemnify, protect and save harmless LESSOR from any loss, cost, damage or expense, including defense and attorney's fees related thereto, caused by injuries or death to person(s) or property while in or on said demised premises or in any way connected with the occupancy or use thereof; and the LESSOR shall not be liable for any loss or any property of LESSEE from said premises or for any damage to any property of LESSEE, LESSEE'S guests, invitees, patrons, customers or employees, however occurring; further, LESSEE shall furnish to LESSOR certificates of general liability insurance with good and solvent insurance companies in the Owner's, Landlord's and Tenant's name, including pollution clean up if available, acceptable to LESSOR protecting LESSOR and LESSEE from such above described casualty(ies) and liability(ies) in the combined single limit of $1,000,000.00. LESSEE shall cause LESSOR to be named as an additional insured in said policy and shall maintain and pay the premium for said insurance throughout the term of this lease.

     The happening of any one or more of the following listed events (hereinafter referred to singularly as "event of default" and plurally as "events of default") shall constitute a breach of this lease agreement on the part of LESSEE, namely:

     a. The filing by or on behalf of LESSEE of any petition or pleading to declare LESSEE a bankrupt or for any arrangement under the bankruptcy act, or the adjudication in bankruptcy or LESSEE under any bankruptcy law or act.

     b. The failure of LESSEE to pay any rents payable under this lease agreement on or before the maturity of same and the continued failure to pay the same for fifteen (15) days or more after notice of such default is received by the LESSEE.

     c. The failure of LESSEE to fully and promptly perform any act required of it in the performance of this lease or to otherwise comply with any term or provision hereof and the continuance of such default for a period of thirty (30) days after receipt of written notice, without proper steps having been taken to remedy the same.

     d. The appointment by any court or under any law of a receiver, trustee or other custodian of the property, assets or business of LESSEE, which appointment shall not have been vacated within thirty (30) days after the appointment.

     e. The assignment by the LESSEE of all of its property or leasehold interest in this lease by process of law in satisfaction of any judgment.


     Upon the happening of any event of default, LESSOR shall have the right, at its option, to exercise any one of the following remedies in addition to appropriate remedies which may otherwise be provided by law, as follows:

     A. There shall, at the election of LESSOR, become forthwith due, accelerated, payable and eligible so much of the whole rent for the whole term of this lease as shall have been ascertained to be payable in definite and fixed amounts but which shall not have matured at the time such election is exercised, and the LESSOR may proceed by attachment, suit or otherwise, to collect the rents so becoming due, payable and eligible in the same manner as though by the terms of this lease such rents were payable in advance, and the LESSOR may thereafter from time to time proceed, by attachment, suit or otherwise, to collect any of the rents thereafter from time to time becoming due and payable under any of the provisions of this lease which LESSEE shall fail to pay at maturity rates thereafter becoming due and payable as aforesaid, and the covenant of LESSEE is to pay the same, being severable at the option of LESSOR from which are accelerated and eligible under the foregoing terms of this paragraph and from the covenant of LESSEE to pay such rents.

     B. LESSOR shall have the right, at its election, to annul this lease and immediately to re-enter upon and take possession of said premises; and such re-entry shall not bar recovery of rent then accrued or damages for breach of covenant, nor shall the receipt of rent after condition broken be deemed a waiver or forfeiture.

     C. If the demised premises shall be deserted or amended during the term, or if LESSEE shall be evicted from said premises by summary proceedings, or otherwise, or upon the happening of any event or default, LESSOR may, at its election, re-enter the same by force or otherwise, without being liable for prosecution therefor, and may relet said premises at any time as agent of LESSEE, applying any monies collected, first, to cost, fees and expenses of collecting, then, to the expense of obtaining possession and redecorating and/or altering the premises, then, to the payment of the rent and all other sums owing and to become owing LESSOR, and paying any surplus thereof to the LESSEE, and such re-entry and reletting shall not discharge LESSEE from liability for rent nor free any other covenant of this lease by it to be kept and performed.

     In the event of default on the part of LESSEE and the employment of an attorney for the collection of any amount due hereunder, or for the institution of any suit for possession of said property, for service incident to the breach of any other condition of this lease by LESSEE, or on account of bankruptcy proceedings by or against LESSEE, or legal process being issued against the furniture or effects of LESSEE, located on the leased premises, or the leasehold interest of LESSEE, LESSEE agrees to pay and shall be taxed with a reasonable attorney's fee, for LESSOR'S attorney, which fee shall be a part of the debt evidenced and secured by this lease.

     The failure of LESSOR to insist, in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by LESSOR of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by LESSOR of any provisions hereof shall be deemed to have been made unless expressed in writing and signed by LESSOR, or LESSOR'S agent.

                                       12.

     Any permanent structures or permanent improvements placed or constructed on the leased premises by LESSEE shall automatically become LESSOR'S property at the termination of this lease without any cost or payment by said LESSOR to LESSEE. At the termination of this lease, LESSEE may however remove, at its costs, expense and without substantial damage to any permanent improvements on the leased property, any trade fixtures, machinery, drainage conduit movable metal buildings (even when fixed to a cement foundation), pumps, equipment, furniture and merchandise.

                                       13.

     LESSOR shall pay all city, parish, district, and state ad valorem taxes and special assessments (all of which are herein referred to as "taxes") on the herein leased premises and as such taxes exist for the year ending 1987 and LESSEE shall pay all increases in such taxes or any new taxes over the total amount of such taxes as the same exist for the year ending 1987. In addition to increases in taxes, the LESSEE shall pay all taxes on the movable property and on all buildings, improvements and additions which he (or others) places on the leased premises. LESSEE shall also pay for all utilities used and consumed on or from the leased premises and all insurances on any improvements on the leased premises.

                                       14.

     If any part of the leased premises be taken or obtained by any public or private authority under the power or threat of eminent domain or under the right of expropriation, excluding pipeline or powerline rights of way or servitudes, and such taking or obtaining has a substantial adverse effect upon LESSEE'S business then being conducted on the leased premises, LESSEE at its option within one hundred twenty (120) days of such expropriation or taking and after sixty (60) days prior written notice to the LESSOR, may cancel this lease with no further liability: in the event of any taking or obtaining of any right of way for pipeline or powerlines, such rights of way or servitudes shall be so granted, if within the power of LESSOR, to have the least adverse effect upon LESSEE'S business conducted on the leased premises. In the event of any expropriation or taking, LESSEE may pursue and seek independently any award for the taking or damages to improvements to which it may be entitled to claim or collect any award for any lease advantage which it may enjoy in excess of the cost of any improvements, erections, construction or excavation it has performed on or to the leased premises at the time of taking, LESSEE expressly releasing and relinquishing such other claims as it may have to and in favor of LESSOR.

                                         13.

    A. LESSEE hereby waives all rights of recovery against LESSOR or its officers, employees, agents or representatives for loss or damage to LESSEE'S property or the property of others under LESSEE'S control, arising from any cause.

    B. LESSEE hereby agrees that LESSOR shall not be liable for injury to LESSEE'S business or any loss or income therefrom or for damage to the goods, wares, merchandise, equipment or other property of LESSEE or of its employees, invitees, customers, or any other person, in, or about the leased premises, nor shall LESSOR be liable for injury to the person of LESSEE'S officers, employees, agents or contractors, or its invitees, permitees, or any other persons, whether such damage or injury is caused by or results from fire, flood, wind, steam, electricity, gas, water, or rain, whether the said damage or injury results from conditions arising upon the leased premises or from other sources or places. This lease may not be cancelled as the result of any force majeure except that if any flood prevents LESSEE for a period in excess of six (6) consecutive months from substantially using the leased premises for the conducting of its business established on the leased premises, then this lease may be cancelled with no further liability to LESSEE upon ninety (90) days prior notice to LESSOR.

    C. A determination by a court of competent jurisdiction that any provision of this lease is invalid shall in no way affect the validity of any other provision hereof.

    D. Except as expressly herein provided, any amount due from LESSEE not paid when due shall bear interest at ten percent (10%) per annum from the date due. Payment of such interest shall not excuse or cure any default by LESSEE under this lease.

    E. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by prepaid certified or registered mail and addressed to LESSOR at:

                             GEORGE WILLIAMS, INC.
                             P.O. BOX 293
                             MORGAN CITY, LOUISIANA  70380
and to LESSEE at:

                             LAND TREATMENT SYSTEMS, INC.
                             ROUTE 8, BOX 35
                             COVINGTON, LOUISIANA  70433

unless the address above stated for LESSEE or LESSOR is changed and the other party notified of such change in writing.

    F. No waiver of LESSOR of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by LESSEE of the same or any other provision. LESSOR'S consent or approval of any act shall not be deemed to render unnecessary the obtaining of LESSOR'S consent to or approval of any subsequent act of LESSEE.

    G. Except for the monitoring and other requirements of the State of Louisiana or other governmental agencies related to the closure plan, LESSEE agrees that the leased premises shall be vacated by LESSEE promptly upon the expiration of this lease; restoration of the leased premises, and the repair of any damage as required of LESSEE herein, shall be completed before the termination of this lease.

    LESSOR reserves all mineral rights; however, LESSOR waives all surface rights except that LESSOR may conduct exploration and/or drilling operations in wetland areas on the South half of the property.

    Commencing one (1) year from date hereof, and continuing annually thereafter on the anniversary date of this agreement, the LESSEE shall furnish to LESSOR successive one (1) year letters of credit equal to the rental projected to be due and owning for the next years rent in accordance with
Section 4(B) herein.

    LESSEE shall furnish to LESSOR a copy of the initial letter(s) of credit furnished by LESSEE to the State of Louisiana, Department of Conservation.

    JOHN EGLE personally guarantees all sums due under the terms of this lease.

    THUS DONE AND SIGNED by the LESSOR at St. Mary Parish, Louisiana, on this 13th day of October, 1987, in the presence of the undersigned competent witnesses.


WITNESSES:                        GEORGE WILLIAMS, INC.


/s/ Lisa R. Martin                BY /s/ George A. Williams, Jr.
------------------------------      --------------------------------------
LISA R. MARTIN                      GEORGE A. WILLIAMS, JR.
                                       Vice-President

/s/ Myrtle Williams Jesclard      GEORGE WILLIAMS, INC.
------------------------------
MYRTLE WILLIAMS JESCLARD
                                  BY /s/ Mildred Williams Siler
                                    --------------------------------------
                                    MILDRED WILLIAMS SILER
                                       President




    THUS DONE AND SIGNED by the LESSEE at St. Mary Parish, Louisiana, on the 15th day of October, 1987 in the presence of the undersigned competent witnesses.



WITNESSES:                        LAND TREATMENT SYSTEMS, INC.


/s/ illegible                     BY /s/ John M. Egle
------------------------------       --------------------------------
                                     JOHN M. EGLE PRESIDENT


/s/ illegible                     BY /s/ John M. Egle
------------------------------       --------------------------------
                                     JOHN M. EGLE INDIVIDUALLY

Bateman Island
Landform Facility

AMENDMENT TO LEASE AGREEMENT            UNITED STATES OF AMERICA
BY:  GEORGE WILLIAMS, INC.              STATE OF LOUISIANA
TO:  LAND TREATMENT SYSTEMS, INC.       PARISH OF ST. MARY

     THIS CONTRACT OF LEASE, made and entered into by and between:

     GEORGE WILLIAMS, INC., a Louisiana corporation, domiciled in St. Mary Parish, Louisiana, herein represented by and appearing through MILDRED WILLIAMS SILER, its President, and GEORGE A. WILLIAMS, JR., its Vice-President, pursuant to the resolution attached hereto and made a part hereof, whose mailing address is (for purposes of any payments and notices required hereunder) P. O. Box 293, Morgan City, St. Mary Parish, Louisiana 70380, hereinafter referred to as "LESSOR", and

     LAND TREATMENT SYSTEMS, INC., a Louisiana corporation, herein represented by John Egle', its President, by virtue of a Resolution of the Board of Directors attached hereto, which mailing address is P. O. Box 1088, Covington, Louisiana 70433, hereinafter referred to as "LESSEE",

     THIS AMENDMENT TO LEASE AGREEMENT supplements and amends the LEASE AGREEMENT executed by the parties hereto on October 13, 1987, in the following particulars, to wit:

     1. The parties hereto acknowledge that they previously entered into a LEASE AGREEMENT on the 13th day of October, 1987, which LEASE AGREEMENT is recorded in the office of records of St. Mary Parish in Book 30-T of Conveyance, page 299 as No. 220,730.

     2. Upon the execution by LESSOR of this AMENDMENT TO LEASE AGREEMENT, LESSEE does hereby agree to pay to LESSOR the sum of THIRTY THOUSAND AND 00/100 DOLLARS ($30,000.00) as additional consideration, payable in full at execution.

     3. The parties execute this AMENDMENT TO LEASE AGREEMENT for the purpose of supplementing and amending paragraphs 4 and 5 of the original LEASE AGREEMENT described in Paragraph 1 hereinabove so that said paragraph 4 and 5 of the original LEASE AGREEMENT shall read as follows, to wit:

                                       4.

     This lease is made for and in consideration of the covenants herein contained and rental payments as follows:

     (A) an annual rental to be paid by LESSEE to LESSOR during the primary term and any extensions or renewals thereof of TWO THOUSAND FOUR HUNDRED DOLLARS AND NO/100 ($2,400.00) per annum due on the 30th day of October of each year, and

     (B) Effective April 1, 1991, LESSEE shall commence monthly rental payments for the acreage portion of the entire leased property that is to be utilized in the treatment of non-hazardous oilfield waste in accordance with the schedule set forth herein below.

     LESSOR and LESSEE agree that for purposes of calculating the total monthly rental due by LESSEE to LESSOR as provided in paragraph 4(B), beginning with the April 1, 1991 rental payment, and for the remaining life of this lease, one hundred thirty (130) acres will be used as the acreage factor regardless of whether such acreage total has been actually placed into usage by LESSEE for non-hazardous waste treatment.

   YEAR      ACRES      RATE     ACRES      RATE     MONTHLY PAYMENT
   ----      -----      ----     -----      ----     ---------------

1st Option
----------

10/1/90 to
9/30/93        95    @   $60   +   35   @    $100   =   $ 9,245.00

2nd Option
----------

10/1/93 to
9/30/96        95    @   $65   +   35   @    $105   =   $ 9,895.00

3rd Option
----------

10/1/96 to
9/30/99        95    @   $70   +   35   @    $110   =   $10,545.00

4th Option
----------

10/1/99 to
9/30/2002      95    @   $75   +   35   @    $115   =   $11,195.00

5th Option
----------

10/1/2002 to
9/30/2005      95    @   $100  +   35   @    $120   =   $13,745.00

6th Option
----------

10/1/2005 to
9/30/2008      95    @   $115  +   35   @    $135   =   $15,695.00

7th Option
----------

10/1/2008 to
9/30/2011      95    @   $130  +   35   @    $150   =   $17,645.00

8th Option
----------

10/1/2011 to
9/30/2014      95    @   $145  +   35   @    $165   =   $19,595.00

9th Option
----------

10/1/2014 to
9/30/2017      95    @   $160  +   35   @    $180   =   $21,545.00

10th Option
----------

10/1/2017 to
9/30/2020      95    @   $175  +   35   @    $195   =   $23,495.00

     LESSOR and LESSEE also acknowledge that through March 31, 1991, the rental rates and acreage calculations as set forth in paragraph 4 of the October 13, 1987 LEASE AGREEMENT shall remain in effect.

     (C) FORTH-FIVE AND NO/100 DOLLARS ($45.00) per month, due and payable on the 1st day of each month commencing October 1, 1987 and continuing on the 1st day of each month thereafter, which is designated as rental for the structure located on the leased premises and used as an office for the non-hazardous waste operation on the leased premises.

     All of the rental payments provided in this lease shall be made in the name of "GEORGE WILLIAMS, INC." and paid in such name at P. O. Box 293, Morgan City, St. Mary Parish, Louisiana 70380 unless LESSEE is notified in writing of a change of address.

                                       5.

     At the expiration of the primary term of this lease, LESSEE shall have the prior right and option to extend this lease for ten (10) consecutive three (3) year terms. The options shall be automatically exercised by LESSEE and it shall be bound by the terms for each of the three (3) year option periods unless LESSEE notifies LESSOR in writing that it does not intend to exercise the option as provided below. The rentals due during the option periods are in accordance with Section 4(B) hereinabove.

     LESSEE shall be conclusively presumed to have automatically accepted the right of option next exercisable unless LESSEE notifies LESSOR of LESSEE's rejection to the next option and hence termination of the lease at the conclusion of the then current term which notice shall be mailed to LESSOR at its address as provided herein (or at such other place as LESSOR may designate in writing) through the United States Mail either registered or certified, not later than thirty (30) days prior to the expiration of the primary term of this lease for exercising the first option and thirty (30) days prior to the expiration of the then current term of this lease in the case of all other options, with a copy of the letter of said rejection of the right of option to be recorded (if requested by LESSOR) in the Conveyance Records of St. Mary Parish, Louisiana. The option(s) granted herein shall be void if thirty (30) days prior to the expiration of the then current lease term, LESSEE (i) is in default after notice of same from LESSOR as provided in this lease or (ii) in fact does not properly exercise the previous option(s) granted it herein.

     4. The parties further agree that the provisions of paragraph G on page 14 of the October 13, 1987 LEASE AGREEMENT requiring LESSEE to furnish to LESSOR letters of credit equal to projected rents are hereby waived, rescinded, and any claims for any past or future failure to so furnish are waived, relinquished, and released.

     5. It is further agreed by LESSOR and LESSEE that in the event LESSEE merges with, or becomes owned by, Sanifill, Inc. or any of its subsidiaries or affiliates, and provided that Sanifill, Inc. or any such subsidiary or affiliate assumes the place and stead of LAND TREATMENT SYSTEMS, INC. as LESSEE, in that event LESSOR agrees to fully release and discharge JOHN M. EGLE' as a personal guarantor of LESSEE's lease obligations under the original lease and any amendments thereto.

     THUS DONE AND SIGNED by the LESSOR at St. Mary Parish, Louisiana, on this 25th day of March, 1991, in the presence of the undersigned competent witnesses.

WITNESSES:                              GEORGE WILLIAMS, INC.


/s/ Bryan G. Clement                    By:  /s/ George A. Williams, Jr.
------------------------------               -----------------------------------
                                             GEORGE A. WILLIAMS, JR.
                                             Vice President

/s/ Rose A. Williams                         GEORGE WILLIAMS, INC.
------------------------------

                                        By:  /s/ Mildred Williams Siler
                                             -----------------------------------
                                             MILDRED WILLIAMS SILER
                                             President


     THUS DONE AND SIGNED by the LESSEE at St. Mary Parish, Louisiana, on the 25th day of March, 1991, in the presence of the undersigned competent witnesses.

WITNESSES:                              LAND TREATMENT SYSTEMS, INC.


/s/ Bryan G. Clement                    By:  /s/ John M. Egle'
------------------------------               -----------------------------------
                                             JOHN M. EGLE', President

Rose A. Williams
------------------------------
                                             /s/ John M. Egle'
                                             -----------------------------------
                                             JOHN M. EGLE', Individually

                                    EXHIBIT C

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